UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2013
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22,102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.
On October 15, 2013, when Booz Allen Hamilton Holding Corporation (“BAH”) had approximately $490 million of cash on hand, an amount that is in-line with the company’s historical experience for cash on hand at this point in the year, BAH’s wholly-owned subsidiary Booz Allen Hamilton Inc. (the “Company”) accessed $250 million of its $500 million revolving credit facility (the “Facility”) to safeguard against the possible consequences of a failure by Congress to increase the U.S. government’s ability to incur indebtedness in excess of its current limit.  On October 18, 2013, following the increase of the debt limit by Congress, the Company repaid the $250 million borrowed from the Facility.

The $250 million revolving loan bore interest at the Prime Rate plus a 1.50% spread, which was 4.75%. Interest expense of approximately $100 thousand was incurred for the period of time that the $250 million was outstanding. The Facility is scheduled to mature on December 31, 2017.  The Facility is described in further detail under Item 1.01 of BAH’s Current Report on Form 8-K filed with the SEC on August 1, 2012, which description is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY: /s/ Samuel R. Strickland
Samuel R. Strickland
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Date: October 18, 2013